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                                    EXHIBIT 2.4(d)

                       Form of Investor Letter (conformed copy)



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                                                                  CONFORMED COPY


                                    INVESTOR LETTER


                                       September 3, 1996




SITEL Corporation
13215 Birch Street
Suite 100
Omaha, NE 68164

         Re:  Shares of SITEL Corporation
              (the "Issuer")
              -----------------------------


Dear Sirs,

         In connection with my acquisition of
shares of common stock of the Issuer (the "Shares") on the date hereof, I confirm that:

         (1) I have received such information as I deem necessary in order to make my investment decision with respect to the Shares.

         (2) As a purchaser of the Shares in a private placement not registered under the U.S. Securities Act of 1933 (the "Securities Act"), I represent that I am purchasing such Shares for my own account, for investment and not with a view to, or for sale in connection with, any distribution or resale, directly or indirectly, in the United States or otherwise in violation of the securities laws of the United States.

         (3) I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Shares and I further represent that I am an "accredited investor" within the meaning of Regulation D under the Securities Act and I am able to bear the economic risks of investment in the Shares.


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                                          2

         (4) I agree that if, prior to three years after the acquisition of the Shares referred to above, I should decide to transfer any Shares acquired by me, such Shares will not be offered, sold or delivered, directly or indirectly, unless the transaction complies with the Registration Rights Agreement or, if not registered under the Securities Act and applicable U.S. state laws and regulations, the transaction (i) does not require registration of the Shares under the Securities Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and (ii) I therefore have furnished to you an opinion of counsel (of recognized standing satisfactory to you and experienced in giving opinions with respect to questions relating to the securities laws of the United States) to such effect.

         (5)  I agree that the Shares shall bear the following legend:

    "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH OFFER OR SALE IS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE UNITED STATES AND THE SECURITIES REGULATORY AUTHORITIES OF APPLICABLE STATES OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE TRANSFER OF THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN AN INVESTMENT LETTER FROM THE HOLDER TO THE ISSUER."

         (6) Upon the earlier of the registration of the Shares under the Securities Act and the first transfer of Shares pursuant to paragraph 4, the legend referred to above will be removed in respect of those Shares, provided that, in the case of Shares transferred pursuant to paragraph 4, the opinion of counsel is to the further effect that neither such legend nor the restrictions on transfer are required in order to ensure compliance with or exemption from the provisions of the Securities Act.

         (7) I request that the Shares that I have acquired as aforesaid be registered in my name and that such Shares be delivered to by registered
mail, which delivery shall be for my sole risk and expense.


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                                          3

         (8) I acknowledge that the Issuer will rely on the accuracy and truth of the foregoing representations and my compliance with the foregoing agreement, and I agree that any action or proceeding arising out of these representations or agreements, which shall be construed in accordance with the internal laws of the State of New York, may be brought against any of the parties in the courts of the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to the laying of venue of any such action or proceeding therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York.

                             Very truly yours,






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